MCF Corporation Announces Earnings for the First Quarter

San Francisco - May 9, 2006 - MCF Corporation (AMEX: MEM), the parent company of Merriman Curhan Ford & Co., a securities broker-dealer and investment bank, MCF Asset Management, LLC and MCF Wealth Management, LLC, today announced results for the three months ended March 31, 2006.

First Quarter Financial Highlights

-	Total revenue is $11.8 million; a 6 percent decrease from the first quarter 2005

-	Commission revenue is $8.7 million; 44 percent higher than first quarter 2005

-	Investment banking revenue is $2.4 million; a 64 percent decline from first quarter 2005

-	Net loss of $0.02 per diluted share; compared to net income of $0.01 per diluted share in the first quarter 2005

“We continue to focus on increasing revenue per employee to help balance our ongoing investments in the firm’s platform with strengthening profitability. Additionally, we adopted SFAS 123(R) in January which results in our firm expensing employee stock options. This increased our non-cash share-based compensation expense by more than $400,000 from first quarter 2005,” said John Hiestand, chief financial officer of MCF Corporation. “In February, we initiated specific measures to lower our cash compensation and benefits as a percentage of revenue, and we expect to see positive results over the course of 2006.”

“Commission revenue continued to grow rapidly during the quarter, driven by an increase in trading volumes across our key research sectors, including broadband and wireless communications technologies, Internet applications and services, and next-generation energy,” said Jon Merriman, chairman and chief executive officer of MCF Corporation. “Our investment banking revenue was down year-over-year, but in line with plan as we begin to diversify our products in this important area. The decrease in banking revenue, combined with the expensing of stock options, produced an overall loss for the first quarter. However, we are well ahead of plan for the second quarter - highlighted by the firm closing its largest sole managed private placement in May. Steve Foland, head of investment banking, and his team are motivated to close larger, higher margin transactions. Our combined efforts are creating greater opportunities to pitch new business - and we are winning more mandates as a result.”

Other Quarterly Highlights

-
MCF Corporation completed a $7.5 million private placement of a variable rate secured convertible note and stock warrant. The proceeds were invested in a proprietary fund managed by MCF Asset Management, LLC as a limited partner

-	MCF Asset Management, LLC launched its first proprietary, absolute return fund in March

-
Merriman Curhan Ford & Co. increased its market making list from 500 to 700 equities, and hired two seasoned sales and trading professionals: Amy Elizabeth Beard, with 17 years of experience from CIBC and Goldman Sachs; and John Tsamasfyros, with 10 years of experience from Thomas Weisel Partners

-	Institutional Cash Distributors brokered a $4 billion short-term, money market trade, one of four multibillion-dollar trades in ICD’s three-year history

-	T. Yates Exley, formerly of Wachovia Securities and Dillon, Read & Co. Inc., was hired to head the mergers and acquisitions practice

-	Vik Grover, formerly of Thomas Weisel Partners, was hired as telecommunications specialist and managing director in the investment banking group

-	Anthony Helfet, member of MCF’s board of directors and a senior advisor to the firm, was appointed vice chairman and co-head of mergers and acquisitions of Merriman Curhan Ford & Co.

-
David Schane and Michael Fitzsimmons were hired to lead the newly created Capital Access Group. The mission of the Capital Access Group is to raise capital for institutional hedge funds, venture capital and private equity clients for a fee

Conference Call for the First Quarter 2006 Results

In conjunction with this announcement, MCF Corporation will host a discussion of the Company’s first quarter 2006 results with investors and financial analysts on Tuesday, May 9 at 1:30 PM (Pacific Standard Time). Interested listeners and participants may access the live conference call by dialing (800) 967-7140 or may access the live Web broadcast at the Company’s Web site, www.merrimanco.com. An archived version of the discussion will be available on the Company’s Web site following the conclusion of the live conference call.

About MCF Corporation

MCF Corporation (AMEX: MEM) is a financial services holding company that provides investment research, capital markets services, corporate and venture services, investment banking, asset management and wealth management through its operating subsidiaries, Merriman Curhan Ford & Co., MCF Asset Management, LLC, and MCF Wealth Management, LLC. MCF Asset Management, LLC and MCF Wealth Management, LLC are two recently formed businesses that are predicated on fee-based, recurring revenue models.

Merriman Curhan Ford & Co. is a securities broker-dealer and investment bank focused on fast-growing companies and growth-oriented institutional investors. It provides investment research, brokerage and trading services primarily to institutions, as well as advisory and investment banking services to corporate clients. Its mission is to become a leader in the researching, advising, financing and trading of fast-growing companies. Merriman Curhan Ford & Co. is registered with the Securities and Exchange Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. and SIPC.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Quarterly Report on Form 10-Q filed on May 9, 2006. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

* * *

At the Company:

John Hiestand
Chief Financial Officer
(415) 248-5640
jhiestand@merrimanco.com

MCF CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,
	2006	2005
Revenue:
Commissions	$8,698,128	$6,021,963
Principal transactions	403,301	(373,142)
Investment banking	2,425,780	6,758,810
Other	243,992	65,485

Total revenue	11,771,201	12,473,116

Operating expenses:
Compensation and benefits	9,929,945	9,201,965
Brokerage and clearing fees	682,604	521,718
Professional services	445,487	271,426
Occupancy and equipment	402,013	349,959
Communications and technology	610,088	423,424
Depreciation and amortization	163,851	105,749
Travel and entertainment	530,370	307,884
Other	398,992	415,232

Total operating expenses	13,163,350	11,597,357

Operating income (loss)	(1,392,149)	875,759
Interest income	111,661	74,827
Interest expense	(69,120)	(17,187)

Income (loss) before income taxes	(1,349,608)	933,399
Income tax expense	0	(284,974)

Net income (loss)	$(1,349,608)	$648,425
Earnings (loss) per share:
Basic	$(0.02)	$0.01
Diluted	$(0.02)	$0.01

Weighted average common shares outstanding:
Basic	67,960,593	65,508,467
Diluted	67,960,593	85,485,222

MCF CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(unaudited)

	March 31, 2006	December 31, 2005
ASSETS
Cash and cash equivalents	$8,223,483	$11,138,923
Cash restricted for fund investment (Note 1)	8,602,547	—
Securities owned:
Marketable, at fair value	9,256,426	8,627,543
Not readily marketable, at estimated fair value	1,118,803	1,065,743
Restricted cash	630,364	627,606
Due from clearing broker	1,540,421	973,138
Accounts receivable, net	1,848,104	2,073,195
Equipment and fixtures, net	1,298,353	1,378,235
Intangible assets	442,235	394,456
Prepaid expenses and other assets	1,851,456	1,415,574

Total assets	$34,812,192	$27,694,413

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY

Accounts payable	$1,096,757	$901,138
Commissions and bonus payable	3,012,408	4,735,892
Accrued liabilities	1,682,682	2,201,499
Due to clearing and other brokers	133,245	118,798
Securities sold, not yet purchased	21,630	41,579
Capital lease obligation	794,886	883,993
Convertible notes payable, net	6,312,956	176,741
Notes payable	208,819	231,772
Total liabilities	13,263,383	9,291,412

Commitments and contingencies

Minority interest	1,556,554	—

Stockholders' equity:
Preferred stock, Series A—$0.0001 par value; 2,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2006 and December 31, 2005, respectively; aggregate liquidation preference of $0	—	—
Preferred stock, Series B—$0.0001 par value; 12,500,000 shares authorized; 8,750,000 shares issued and 0 shares outstanding as of March 31, 2006 and December 31, 2005; aggregate liquidation preference of $0	—	—
Preferred stock, Series C—$0.0001 par value; 14,200,000 shares authorized; 11,800,000 shares issued and 0 shares outstanding as of March 31, 2006 and December 31, 2005; aggregate liquidation preference of $0	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized; 73,619,711 and 71,467,118 shares issued and outstanding as of March 31, 2006 and December 31, 2005, respectively	7,362	7,147
Additional paid-in capital	111,516,975	111,725,167
Deferred compensation	—	(3,146,839)
Accumulated deficit	(91,532,082)	(90,182,474)
Total stockholders' equity	19,992,255	18,403,001

Total liabilities, minority interest and stockholders' equity	$34,812,192	$27,694,413